Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SALLY HOLDINGS LLC
SALLY CAPITAL INC.

(as Issuers)

Delaware Delaware	36-4472381 56-2620323
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

SALLY BEAUTY HOLDINGS, INC.

SALLY INVESTMENT HOLDINGS LLC

(as Parent Guarantors)

Delaware	36-2257936
Delaware	26-0382328
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3001 Colorado Boulevard
Denton, Texas	76210
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Beauty Systems Group LLC	Delaware	36-4201155
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Arnolds, Inc.	Arkansas	71-0007082
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall Management, L.C.	Texas	74-2766842
Armstrong McCall, L.P.	Texas	74-2766845
Innovations-Successful Salon Services	California	95-4251192
Procare Laboratories, Inc.	Delaware	36-4294731
Neka Salon Supply, Inc.	New Hampshire	02-0347958
Salon Success International, LLC	Florida	14-1819659
Aerial Company, Inc.	Wisconsin	39-0122920
Sally Beauty Supply LLC	Delaware	36-2683258
Diorama Services Company, LLC	Delaware	20-5230107
Sally Beauty Distribution LLC	Delaware	75-2624245
Sally Beauty International Finance LLC	Delaware	75-2719403
Beauty Holding LLC	Delaware	36-4053597
Beyond the Zone, Inc.	Delaware	35-2180117
Silk Elements, Inc.	Delaware	20-0129848
High Intensity Products, Inc.	Delaware	20-0129876
Nail Life, Inc.	Delaware	20-0129898
Sexy U Products, Inc.	Delaware	20-0129827
For Perms Only, Inc.	Delaware	84-1617038
Energy of Beauty, Inc.	Delaware	20-2319441
Miracle Lane, Inc.	Delaware	20-2319484
Tanwise, Inc.	Delaware	20-2319525
Satin Strands, Inc.	Delaware	20-5230137
Brentwood Beauty Laboratories International, Inc.	Texas	74-1994945
Ion Professional Products, Inc.	Delaware	36-3570397
New Image Professional Products, Inc.	Delaware	36-4101842
Esthetician Services Inc.	Delaware	36-4270982
Femme Couture International, Inc.	Delaware	36-4260404
Generic Value Products, Inc.	Delaware	20-5230165
Venique, Inc.	Delaware	20-2709606
Land of Dreams, Inc.	Delaware	20-2709463
Coloresse, Inc.	Delaware	20-5230193
Design Lengths, Inc.	Delaware	41-2239996
Power IQ, Inc.	Delaware	41-2240000
Soren Enterprises, Inc.	Delaware	41-2240003
Sally Beauty Distribution of Ohio, Inc.	Delaware	36-4401725

c/o Sally Beauty Holdings, Inc.
3001 Colorado Boulevard
Denton, Texas	76210
(Address of principal executive offices)	(Zip code)

6.875% Senior Notes due 2019

(Title of the indenture securities)

Item 1.             General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

                                                Comptroller of the Currency

                                                Treasury Department

                                                Washington, D.C.

                                                Federal Deposit Insurance Corporation

                                                Washington, D.C.

                                                Federal Reserve Bank of San Francisco

                                                San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

                                                The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

                                                                                                None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                                         Not applicable.

Item 16.  List of Exhibits.                                                            List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                See Exhibit 2

Exhibit 4.                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                Not applicable.

Exhibit 6.                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                Not applicable.

Exhibit 9.                Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**          Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of May, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

May 9, 2012

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,216
Interest-bearing balances		49,902
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,705
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		834
Securities purchased under agreements to resell		24,346
Loans and lease financing receivables:
Loans and leases held for sale		28,995
Loans and leases, net of unearned income	710,355
LESS: Allowance for loan and lease losses	15,934
Loans and leases, net of unearned income and allowance		694,421
Trading Assets		50,280
Premises and fixed assets (including capitalized leases)		7,788
Other real estate owned		4,449
Investments in unconsolidated subsidiaries and associated companies		579
Direct and indirect investments in real estate ventures		106
Intangible assets
Goodwill		21,276
Other intangible assets		23,076
Other assets		53,844

Total assets		$1,181,817

LIABILITIES
Deposits:
In domestic offices		$852,986
Noninterest-bearing	223,944
Interest-bearing	629,042
In foreign offices, Edge and Agreement subsidiaries, and IBFs		66,906
Noninterest-bearing	2,118
Interest-bearing	64,788
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,453
Securities sold under agreements to repurchase		11,665

Dollar Amounts
In Millions
Trading liabilities	20,434
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	38,145
Subordinated notes and debentures	18,384
Other liabilities	37,006

Total liabilities	$1,055,979

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,458
Retained earnings	19,264
Accumulated other comprehensive income	5,478
Other equity capital components	0

Total bank equity capital	124,719
Noncontrolling (minority) interests in consolidated subsidiaries	1,119

Total equity capital	125,838

Total liabilities, and equity capital	$1,181,817

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Avid Modjtabai
Michael Loughlin